                                                                     EXHIBIT 2.3

--------------------------------------------------------------------------------

                                STOCK PURCHASE
                                AND ASSIGNMENT
                                   AGREEMENT

                                    By and

                                     Among


                            KES PUERTO RICO, L.P.,

                                      and

                         KENETECH ENERGY SYSTEMS, INC.


                                      and


                               KES BERMUDA, INC.


                                      and


                                EME DEL CARIBE


                                      and


                             EDISON MISSION ENERGY


                                   dated as

                                      of

                               December 23, 1998

--------------------------------------------------------------------------------

                               TABLE OF CONTENTS
                               -----------------

                                                                                                                 Page
                                                                                                                 ----
1. DEFINITIONS...................................................................................................   2
   -----------
2. SALE AND PURCHASE.............................................................................................   2
   ------------------
3. CLOSING.......................................................................................................   2
   -------
    3.1.   Time and Place........................................................................................   2
           ---- --- -----
    3.2.   Transactions at Closing...............................................................................   2
           ------------ -- -------
4. REPRESENTATIONS AND WARRANTIES OF THE KES ENTITIES............................................................   4
   --------------------------------------------------
    4.1.   Organization; Authority...............................................................................   4
           ------------  ---------
    4.2.   Approval; Binding Effect..............................................................................   5
           --------  ------- ------
    4.3.   Non-Contravention.....................................................................................   5
           -----------------
    4.4.   Governmental Consents.................................................................................   5
           ------------ --------
    4.5.   Proceedings...........................................................................................   5
           -----------
    4.6.   Financial Statements..................................................................................   6
           --------- ----------
    4.7.   Shareholders Agreement................................................................................   6
           ------------ ---------
    4.8.   Brokers...............................................................................................   6
           -------
    4.9.   Bankruptcy............................................................................................   6
           ----------
    4.10.  Investment Company Act................................................................................   7
           ---------- ------- ---
    4.11.  Capitalization........................................................................................   7
           --------------
    4.12.  Special Purpose Entities..............................................................................   8
           ------- ------- --------
    4.13.  Title to the Interest, Liens, etc.....................................................................   8
           ----- -- --- --------  -----  ---
    4.14.  All Required KPR Capital Contributions Made Under Shareholders Agreement..............................   8
           --- -------- --- ------- ------------- ---- ----- ------------ ---------
    4.15.  The Project...........................................................................................   8
           --- -------
    4.16.  Limitations on Representations and Warranties.........................................................  10
           ----------- -- --------------- --- ----------
5. REPRESENTATIONS AND WARRANTIES OF BUYER.......................................................................  11
   ---------------------------------------
    5.1.   Organization; Authority...............................................................................  11
           ------------  ---------
    5.2.   Corporate Approval; Binding Effect....................................................................  11
           --------- --------  ------- ------
    5.3.   Non-Contravention.....................................................................................  12
           -----------------
    5.4.   Governmental Consents.................................................................................  12
           ------------ --------
    5.5.   Brokers...............................................................................................  12
           -------
    5.6.   No Financing..........................................................................................  12
           -- ---------
    5.7.   Investment Company Act................................................................................  12
           ---------- ------- ---
    5.8.   Due Diligence Review..................................................................................  12
           --- --------- ------
    5.9.   No Registration; Investment Representation: Accredited Investor; Sophisticated Person.................  13
           -- ------------  ---------- --------------  ---------- --------  ------------- ------
    5.10.  Employee Benefits Plan................................................................................  13
           ----------------------
    5.11.  Status as an "Electric Utility".......................................................................  13
           ------ -- -- --------- --------
    5.12.  Compliance with Confidentiality Agreement.............................................................  14
           ---------- ---- --------------- ---------
6. INTENTIONALLY OMITTED.........................................................................................  14
   ---------------------

7.  CONDITIONS PRECEDENT TO BUYER PARTIES' OBLIGATIONS...........................................................  14
    --------------------------------------------------
     7.1.   Representations and Warranties True at Closing.......................................................  14
            --------------- --- ---------- ---- -- -------
     7.2.   Compliance With Agreement............................................................................  14
            ---------- ---- ---------
     7.3.   Officer's Certificate................................................................................  14
            --------- -----------
     7.4.   Resolution of the QF Issue...........................................................................  14
            ---------- -- --- --------
     7.5.   Consents.............................................................................................  14
            --------
     7.6.   Suits and Proceedings................................................................................  14
            ----- --- -----------
     7.7.   No Material Adverse Change...........................................................................  14
            -- -------- ------- ------
     7.8.   Resignations of Directors and Officers...............................................................  15
            ------------ -- --------- --- --------
     7.9.   Releases.............................................................................................  15
            --------
     7.10.  Affidavit............................................................................................  15
            ---------
     7.11.  Fieldstone Fairness Opinion..........................................................................  15
            ---------- -------- -------
     7.12.  KPMG Comfort Letter..................................................................................  15
            ---- ------- ------
     7.13.  Notices Under the Credit Agreement...................................................................  16
            ------- ----- --- ------ ---------
     7.14.  Opinion of Counsel...................................................................................  16
            ------- -- -------
     7.15.  Certificate Documents................................................................................  16
            ----------- ---------
8.  CONDITIONS PRECEDENT TO KES ENTITY OBLIGATIONS...............................................................  16
    ----------------------------------------------
     8.1.   Representations and Warranties True at Closing.......................................................  16
            --------------- --- ---------- ---- -- -------
     8.2.   Compliance with Agreement............................................................................  16
            ---------- ---- ---------
     8.3.   Officer's Certificate................................................................................  16
            --------- -----------
     8.4.   Opinion of Counsel...................................................................................  17
            ------- -- -------
     8.5.   Assumption of Certain Obligations....................................................................  17
            ---------- -- ------- -----------
     8.6.   Certificates, Documents..............................................................................  17
            ------------  ---------
9.  CONFIDENTIAL INFORMATION.....................................................................................  17
    ------------------------
10. HSR ACT......................................................................................................  17
    -------
11. POST CLOSING TAX INCENTIVE...................................................................................  17
    --------------------------
12. RELEASE......................................................................................................  17
    -------
13. GENERAL......................................................................................................  18
    -------
     13.1.  Expenses.............................................................................................  18
            --------
     13.2.  Notices..............................................................................................  18
            -------
     13.3.  Entire Agreement.....................................................................................  20
            ------ ---------
     13.4.  Governing Law; CONSENT TO JURISDICTION...............................................................  20
            --------- ---  ------- -- ------------
     13.5.  Sections and Section Headings........................................................................  20
            -------- --- ------- --------
     13.6.  Assigns..............................................................................................  20
            -------
     13.7.  Further Assurances...................................................................................  20
            ------- ----------
     13.8.  No Implied Rights or Remedies........................................................................  21
            -- ------- ------ -- --------
     13.9.  Knowledge............................................................................................  21
            ---------
     13.10. Counterparts.........................................................................................  21
            ------------
     13.11. Satisfaction of Conditions Precedent.................................................................  21
            ------------ -- ---------- ---------
     13.12. Time is of the Essence and Best Efforts..............................................................  21
            ---- -- -- --- ------- --- ---- ------
     13.13. Survival of Representations and Warranties...........................................................  21
            -------- -- --------------- --- ----------

               Schedules
               ---------

               4.5  Proceedings
               4.6  Material Liabilities
               7.5  Required Consents
               7.9  Resignations of Directors and Officers

               Exhibits
               --------

               A    Assignment and Assumption Agreement
               B    Confidentiality Agreement
               C    PREPA Waiver Agreement

                    STOCK PURCHASE AND ASSIGNMENT AGREEMENT
                    ---------------------------------------


     THIS STOCK PURCHASE AND ASSIGNMENT AGREEMENT (this "Agreement") is dated as
                                                         ---------
of the 23rd day of December, 1998, by and between (i) EME del Caribe, a Cayman Islands company limited by shares ("Buyer") and Edison Mission Energy, a
                                    -----
California corporation ("Assignee," collectively with the Buyer, the "Buyer
                         --------                                     -----
Parties") and (ii) KES Puerto Rico, L.P., a Bermuda exempted limited partnership
-------
("KPR"), KENETECH Energy Systems, Inc., a Delaware corporation ("KES") and KES
  ---                                                            ---
Bermuda, Inc., a Delaware corporation ("KBI", collectively with KPR and KES, the
                                        ---
"KES Entities").
 ------------

     WHEREAS, KPR owns a fifty percent (50%) interest in EcoElectrica Holdings, Ltd., a Cayman Islands company limited by shares (the "Company"), in the form of
                                                       -------
the issued and outstanding Class B Shares (as defined in Section 4.11 hereof) of the Company (the "Interest");
                  --------

     WHEREAS, the Company directly owns a one hundred percent (100%) interest in EcoElectrica, Ltd., a Cayman Islands company limited by shares (the "General
                                                                     -------
Partner"), and owns a ninety-nine percent (99%) interest in EcoElectrica, L.P.,
-------
a Bermuda exempted limited partnership (the "Project Partnership"), which was
                                             ------- -----------
formed to develop, design, finance, construct, own and operate an approximately 540 megawatt (net) natural gas-fired cogeneration facility, liquefied natural gas import terminal, a desalination facility and certain other auxiliary and related assets (collectively, the "Project"); the General Partner owns a one
                                   -------
percent (1%) interest in the Project Partnership;

     WHEREAS, in order to set forth an understanding regarding certain elements of the relationships involving the Company, the Project Partnership and the General Partner, KPR entered into that certain Shareholders Agreement, dated as of December 10, 1997, by and among KPR, the Company and Buenergia Gas & Power, Ltd., a Cayman Islands company limited by shares (the "Shareholders Agreement");
                                                       ------------ ---------

     WHEREAS, KBI has entered into an Administrative Services Agreement with the Project Partnership, dated as of October 31, 1997 (the "Administrative Services
                                                        -------------- --------
Agreement"), pursuant to which KBI receives a fee, plus expense reimbursement
---------
for providing advisory services to the Project Partnership;

     WHEREAS, KES has received a note issued by the Project Partnership payable to KES in the original principal amount of $22,064,185 for unpaid development fees (the "Project Note");
           ------- ----

     WHEREAS, KPR desires to sell the Interest to Buyer, KES desires to assign all of its rights and other interests in the Project Note to Assignee, and KBI desires to assign all of its rights and other interests in the Administrative Services Agreement to Buyer, and Buyer desires to purchase the Interest of KPR in the Company and to take in assignment the Administrative Services Agreement from KBI, and Assignee desires to take in assignment the Project Note from KES, each upon the terms and subject to the conditions contained in this Agreement;

     NOW, THEREFORE, in consideration of the mutual promises and agreements set forth herein, the Buyer Parties and the KES Entities agree as follows:

     1.  DEFINITIONS. Capitalized terms used herein without definition, which
         -----------
are defined in or by reference in the Shareholders Agreement, shall have the same meanings herein as therein.

     2.  SALE AND PURCHASE. Subject to the terms and conditions set forth in
         -----------------
this Agreement: (a) KPR agrees to sell to Buyer, and Buyer agrees to purchase from KPR, the Interest; (b) KES agrees to assign to Assignee, and Assignee agrees to take in assignment from KES, all of KES's rights and other interests in the Project Note; and (c) KBI agrees to assign to Buyer, and Buyer agrees to take in assignment from KBI, all of KBI's rights and other interests in the Administrative Services Agreement. In exchange for these items, the Buyer Parties shall tender payment of an aggregate cash purchase price equal to $213,500,000, which payment shall be applied in accordance with Section 3.2(c) plus the payment, if any, to be made pursuant to Section 11 (such payments collectively, the "Purchase Price").
                   -------- -----

     3.  CLOSING.
         -------

         3.1.  TIME AND PLACE. The closing of the sale and purchase of the
               ---- --- -----
Interest and the assignment of the Project Note and the Administrative Services Agreement (the "Closing") shall be held at the offices of Bingham Dana LLP, 399
                -------
Park Avenue, New York, NY 10022-4689 at 10:00 a.m. on December 23, 1998, or at such other time, or at such other place as the Buyer Parties and the KES Entities may agree. The date on which the Closing is actually held hereunder is sometimes referred to herein as the "Closing Date".
                                     ------- ----

          3.2. TRANSACTIONS AT CLOSING. At the Closing:
               ------------ -- -------

          (a) KPR shall deliver to Buyer, free and clear of any lien, claim or encumbrance, a certificate representing all of the Interest, duly endorsed in blank or with duly executed stock powers attached, and Buyer shall undertake certain duties and obligations under the Shareholder's Agreement pursuant to an Assignment and Assumption Agreement in the form of Exhibit
                                                                       -------
     A-1 hereto. KBI shall assign to Buyer, free and clear of any lien, claim or
     ---
     encumbrance, the Administrative Services Agreement
     pursuant to an Assignment and Assumption Agreement in the form of Exhibit
                                                                       -------
     A-2 hereto. KES shall assign to Assignee, free and clear of any lien, claim
     ---
     or encumbrance, the Project Note pursuant to an Assignment and Assumption Agreement in the form of Exhibit A-3 hereto (collectively, the "Assignment
                              ------- ---                            ----------
     and Assumption Agreements").
     --- ---------- ----------

          (b) The Buyer Parties shall execute and deliver to the KES Entities the following documents:

               (i) an Equity Support Guarantee in the form attached as Exhibit E-2-B to the Depositary Agreement (as defined in the Credit
          ------- -----
          Agreement), providing a $33.5 million equity funding guarantee;

               (ii) a Master Guarantee and Support Instrument in the form attached as Exhibit D-1 to the Depositary Agreement;
                      ------- ---

               (iii) a Guarantee Assumption Agreement in the form attached as Exhibit C to the Shareholders Agreement;
          ------- -

               (iv) a Consent and Assignment in the form of that which was delivered by KBI on October 31, 1997, mutatis mutandis, pursuant to
                                                ------- --------
          the Credit Agreement; and

              (v) the Assignment and Assumption Agreements in the forms of Exhibit A-1, A-2, and A-3.
          ------- ---  ---  --- ---

          (c) The Buyer Parties shall deliver the Purchase Price by wire transfer of immediately available funds:

               (i) to Fleet National Bank, Hartford, CT to ABA #011-500-010, for the account of Lyon Credit Corporation at Account No. 007030-0226 in the amount of $27,351,564.53;

               (ii) to Sanwa Bank California, Los Angeles, CA to ABA #122003516, for the account of KENETECH Windpower Inc. Debtor in Possession, Account No. 0665-28604, in the amount of $6,500,000;

               (iii) to Bank of New York, New York, NY to ABA #0210 00018, as Indenture Trustee for GLA #111-565, for further credit to Account No. 308335, for A/C Risk - KENETECH (the account of the Indenture Trustee), in the amount of $145,346,695.50;

               (iv) to Bank of New York, 48 Wall Street, New York, NY to ABA #021000018, for the account of Fieldstone Private Capital

          Group, L.P. at Account Name: FPCG Services, L.P., Account No.:
          8900148829, in the amount of $2,000,000;

               (v) to Sanwa Bank California, San Francisco, CA to ABA #122003516, for the account of KENETECH Energy Systems, Inc., Payroll Account, Account No. 0662-26054 in the amount of $8,000,000; and

               (vi) the balance of the Purchase Price (not including any amount payable under Section 11) to Bank of New York, New York, NY to ABA #021000018, Account No. 8900 11 8245, for the account of Fidelity Group of Funds Institutional Account, for further credit to KENETECH Energy Systems, Inc., Account No. 0059-00080389620 in the amount of $24,301,740.00.

          (d) The Buyer Parties shall make the payment to PREPA under the Waiver Agreement (each as defined in Section 7.4), to Citibank, NY, New York, NY to ABA #021000089, for Citibank, PR as Receiving Bank, Account No. 10-99-1506, for further credit to PREPA Citi-Cogen Funds, Account No. 0-400015-112, in the amount of $29,275,000;

     4.   REPRESENTATIONS AND WARRANTIES OF THE KES ENTITIES. The KES Entities
          --------------------------------------------------
represent and warrant to the Buyer Parties as follows:

          4.1.  ORGANIZATION; AUTHORITY. Each of KES and KBI is a corporation
                ------------- ---------
duly organized, validly existing and in good standing in the State of Delaware. KPR is a Bermuda exempted limited partnership under the Bermuda Exempted
Limited Partnership Act, 1992 and the Bermuda Limited Partnership Act, 1883, duly established, validly existing and in good standing in Bermuda. Each of the Company and the General Partner is a Cayman Islands company limited by shares, duly organized, validly existing and in good standing in the Cayman Islands. The Project Partnership is a limited partnership under the Bermuda Exempted Limited Partnership Act, 1992 and the Bermuda Limited Partnership Act, 1883, duly established, validly existing and in good standing in Bermuda. Each of the KES Entities has delivered to the Buyer Parties complete and correct copies of its limited partnership or corporate charter documents and by-laws or other organizational documents, and all amendments thereto, as applicable. KPR has delivered to Buyer complete and correct copies of the limited partnership or corporate charter documents and by-laws or other organizational documents and all amendments thereto, as applicable, for the Company, the General Partner and the Project Partnership. Each of KPR, KES and KBI has all requisite power and authority under its limited partnership or corporate charter documents and bylaws or other organizational documents, as applicable, and all amendments thereto, and under applicable laws to execute and deliver this Agreement and to consummate the transactions contemplated hereby, and to perform all its agreements and obligations under this Agreement in accordance with its terms, and to sell the Interest and assign the Administrative Services Agreement to the Buyer and the Project Note to Assignee.

          4.2.  APPROVAL; BINDING EFFECT. The KES Entities have given all
                --------- ------- ------
necessary notices and obtained all necessary authorizations and approvals of any Person, other than a Governmental Person, required for the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by each of the KES Entities and constitutes the legal, valid and binding obligation of each of the KES Entities, enforceable against each of the KES Entities in accordance with its terms, except to the extent such enforceability is subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or other law affecting or relating to creditors' rights generally and general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          4.3.  NON-CONTRAVENTION. Neither the execution and delivery of this
                -----------------
Agreement by any KES Entity nor the consummation by any KES Entity of the transactions contemplated hereby will constitute a violation of, or be in conflict with, or constitute or create a default under, or result in the creation or imposition of any lien, claim or encumbrance upon any property of any KES Entity, KENETECH Corporation ("KES's Parent"), the Company, the General
                                      ------ ------
Partner or the Project Partnership, which either individually or in the aggregate could reasonably be expected to have a material adverse effect on the business, operations or financial condition of the Company, the General Partner, the Project Partnership or any of the KES Entities taken as a whole (a "Material
                                                                        --------
Adverse Effect") pursuant to: (a) the charter documents or by-laws or other
------- ------
organizational documents of KES's Parent, the Company, the General Partner, the Project Partnership or any of the KES Entities, each as amended to date; (b) any material agreement or commitment to which KES's Parent, the Company, the General Partner, the Project Partnership or any of the KES Entities is a party; (c) the Settlement Agreement and any other agreement to which KES is or may be a party with its creditors; or (d) any statute or any judgment, decree, order, regulation or rule of any court or other Governmental Person.

          4.4.  GOVERNMENTAL CONSENTS. No consent, approval or authorization of,
                ------------ --------
or registration, qualification or filing with, any Governmental Person is required for the execution and delivery of this Agreement by the KES Entities or for the consummation by the KES Entities of the transactions contemplated hereby, other than those already obtained on or prior to Closing.

          4.5.  PROCEEDINGS. Except as disclosed in Schedule 4.5, to the actual
                -----------
knowledge of its officers, the KES Entities know of no material actions, suits, proceedings or investigations pending or threatened against or affecting any KES Entity, the Company, the General Partner or the Project Partnership, in, by or before any court, agency, commission, arbitrator, board, authority or other tribunal.

          4.6.  FINANCIAL STATEMENTS. Each unaudited balance sheet dated
                --------- ----------
December 31, 1997, March 31, 1998, June 30, 1998 and September 30, 1998, and statement of income for the quarter then ended, delivered to Buyer with respect to each KES Entity, the Company, the General Partner and the Project Partnership ("Financial Statements") has been prepared in accordance with generally accepted
  --------- ----------
accounting principles, consistently applied, and fairly and accurately presents the financial condition and results of operations of each such entity as at the date and for the period shown therein, subject to normal year-end adjustments made to conform such statements to generally accepted accounting principles. Except as (a) reflected in such Financial Statements or, (b) disclosed in
Schedule 4.6 and which will be released at Closing, none of the KES Entities, the Company, the General Partner or the Project Partnership has any material liabilities or obligations, which are required to be disclosed in a balance sheet prepared in accordance with generally accepted accounting principles. Since the date of such Financial Statements, each of the KES Entities, the Company, the General Partner and the Project Partnership has conducted its business in the ordinary course of its business consistent with past practice, and has not entered into any material agreement, commitment or transaction except in the ordinary course of its business or increased its indebtedness (other than by means of preexisting credit facilities) or other material liabilities.

          4.7.  SHAREHOLDERS AGREEMENT. Prior to the date hereof, KPR has
                ------------ ---------
delivered to the Buyer Parties, true, correct and complete copies of the Company's charter documents and the Shareholders Agreement, each of which is in full force and effect and has not been amended, modified or supplemented.

          4.8.  BROKERS. Except for Fieldstone Private Capital Group, L.P.,
                -------
which has been retained by KES, no KES Entity has retained, utilized or been represented by any broker or finder in connection with the transactions contemplated by this Agreement. KES shall be responsible for the payment of all commissions, fees and expenses of Fieldstone Private Capital Group, L.P., other than those payable by the Buyer in connection with the Opinion mentioned in
Section 7.11.

          4.9.  BANKRUPTCY. Neither KES's Parent, the Company, the General
                ----------
Partner, the Project Partnership nor any KES Entity has filed any voluntary petition in bankruptcy or been adjudicated as bankrupt or insolvent, filed any petition or answer seeking any reorganization, liquidation, dissolution or similar relief under any federal bankruptcy, insolvency, or other debtor relief law, or sought or consented to or acquiesced in the appointment of any trustee, receiver, hundred percent (100%) in the General Partner, which directly owns a one percent (1%) interest in the Project Partnership.

          4.12.  SPECIAL PURPOSE ENTITIES. Each of KPR and KBI is a special
                 ------- ------- ---------
purpose entity, created as a part of the vehicle through which KES holds its interests in the Project. Neither KPR nor KBI engages in any other business or activities or holds any material assets other than its indirect interest in the Project, or is subject to any material contractual liabilities, other than those incurred in connection with the Project, all of which assets and liabilities have been disclosed to Buyer in writing on or prior to the date of this Agreement. Such disclosed liabilities include certain liabilities associated with employment contracts of certain KES Entity employees and the debt of KES Penuelas Holdings, Inc., a subsidiary of KES, to Lyon Credit Corporation. All obligations of KES Penuelas Holdings, Inc. owing to Lyon Credit Corporation shall be paid in full on the Closing Date. All compensation related to the Project payable to employees of the KES Entities pursuant to such employment contracts as of the Closing Date (other than normal salary compensation) will be paid in full from the proceeds of the transaction contemplated hereby.

          4.13.  TITLE TO THE INTEREST, LIENS, ETC. Upon consummation of the
                 ----- -- --- --------  -----  ---
transactions contemplated hereby at Closing, Buyer and Assignee, as the case may be, will have, record and beneficial ownership of, and good marketable title to the Interest, the Administrative Services Agreement and the Project Note, free and clear of any mortgage, lien, pledge, charge, security interest, encumbrance, option, equity or other adverse claim thereto, except as set forth in the Shareholders Agreement and the Credit Agreement with respect to the subordination provisions applicable to the Project Note and the Administrative Services Agreement.

          4.14.  ALL REQUIRED KPR CAPITAL CONTRIBUTIONS MADE UNDER SHAREHOLDERS
                 --- -------- --- ------- ------------- ---- ----- ------------
AGREEMENT. KPR has made all capital contributions required by the terms of the
---------
Shareholders Agreement payable prior to the date hereof. No capital contributions are required to be made by KPR in the future, except as required by the terms of the Shareholders Agreement.

          4.15.  THE PROJECT.
                 --- -------

          (a)  Project Contracts. Prior to the date of this Agreement, the KES
               ------- ---------
     Entities have delivered to the Buyer Parties true, correct and complete copies of all Project Agreements, and all amendments, supplements and modifications thereto. The KES Entities have not received any notice of the occurrence of any default or event of default or material breach by the Project Partnership, as such terms are defined under any of the Project Agreements.

          (b)  Project Note and Administrative Services Contract. Each of the
               ------- ---- --- -------------- -------- --------
     Project Note and the Administrative Services Agreement is in full force and effect and has not been modified, amended or supplemented. No breach or default by any KES Entity has occurred and is continuing under the Project Note or the Administrative Services Agreement, or will occur as a result of the transactions contemplated to occur at Closing pursuant to this Agreement.

          (c)  Ownership of Property and Assets. As of the date hereof, each of
               --------- -- -------- --- ------
     the Company, the General Partner and the Project Partnership, as the case may be, has good and marketable title to, and is in peaceable possession of, all properties and assets of the Company, the General Partner and the Project Partnership, respectively, shown on the most recent balance sheet of each of the Company, the General Partner and the Project Partnership, as the case may be, free and clear of any material liens, claims or encumbrances, except those granted by the Project Partnership, the Company and the Project Partnership pursuant to the Financing Documents.

          (d)  Tax Matters. Each of the KES Entities, the Company, the General
               --- -------
     Partner and the Project Partnership has filed all federal, state and local tax returns it is required to file, has paid any tax it is required to pay to the extent due (other than any tax it is contesting in good faith and by appropriate proceedings and with appropriate reserves therefore). Neither KPR, the Company, the General Partner nor the Project Partnership has
     taken any action to affect in a material adverse manner the Grant of Industrial Tax Exemption (Case No. 95-8-1-6) and its amendment (Case No. EI-96-5 (95-8-1-6)A and Case No. EI-97-7(95-8-1-6)B) by the government of Puerto Rico. On November 25, 1998, the Project Partnership filed a Petition for Conversion to the Tax Incentives Act of 1998 (Case No. 95-8-I-6) (the "Project Partnership's Tax Petition").
      ----------------------------------

          (e)  Conduct of Business. The Company, the General Partner and the
               ------- -- --------
     Project Partnership have conducted no business other than their activities with respect to the Project. The Company, the General Partner and the Project Partnership have no subsidiaries except as set forth in this Agreement.

          (f)  Qualifying Facility Status. Without regard to the ownership
               ---------- -------- ------
     criteria set forth in 18 C.F.R. Section 292.206, the Project is designed to meet all requirements applicable to qualifying cogeneration facilities pursuant to 18 C.F.R. Section 292.203(b). The Federal Energy Regulatory Commission on November 1, 1996, in Docket No. QF 95-328-001, found the project to be a qualifying facility pursuant to its regulations. A Notice of self-recertification was filed by the Project Partnership on December 15, 1997, in

     Docket No. QF 95-328-002. Following the consummation of the transactions pursuant to this Agreement, the Project will no longer qualify to be a qualifying facility due solely to the change in ownership. Other than the consummation of the transaction pursuant to this Agreement, there is no action threatened or pending in respect of the qualifying facility status of the Project and there have been no other changes that would affect the qualifying facility status of the Project.

          (g)  Foreign Utility Company Status. The Project Partnership is a
               ------- ------- ------- ------
     "foreign utility company" within the meaning to Section 33(a) of the Public Utilities Holding Company Act of 1935, as amended by the Energy Policy Act of 1992 ("PUHCA"), and is therefore not a public utility company (which
               -----
     include both electric and gas utility companies) under Section 2(a)(5) of PUHCA. Pursuant to Section 33(a)(3) of PUHCA, a notice of foreign utility company status was filed on December 15, 1997, with the Securities and Exchange Commission. There is no action threatened or pending in respect of the status of the Project Partnership as a foreign utility company under PUHCA.

          (h)  Securities Act. Based in part on the representations and
               ---------- ---
     warranties of Buyer set forth in Section 5.9 hereof, the transfer by KPR to Buyer of the Interest is exempt from the registration requirements of the Securities Act of 1933, as amended from time to time, and neither KPR nor any Affiliate of KPR has taken any action with respect to the Interest, which would adversely effect the exemption of the sale of the Interest pursuant hereto from such registration requirements.

          (i)  Employees and Employee Benefits. Neither the Company, the General
               --------- --- -------- --------
     Partner nor the Project Partnership has ever maintained or contributed to, nor has the Company, the General Partner or the Project Partnership ever been required to contribute to, any "employee welfare benefit plan" (as defined in Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), any "employee pension benefit plan" (as
                        -----
     defined in Section 3(2) of ERISA), or any foreign pension benefit plan, which provides or results in the type of benefits described in section 3(1) or 3(2) of ERISA. Neither the Company, the General Partner nor the Project Partnership has any ERISA Affiliates (as defined in Section 3(9) of ERISA).

          4.16.  LIMITATIONS ON REPRESENTATIONS AND WARRANTIES. KPR is selling
                 ----------- -- --------------- --- ----------
to Buyer and Buyer is buying from KPR the Interest, and thereby its indirect interest in the Project Partnership and the Project, KES is assigning to Assignee and Assignee taking in assignment from KES, the Project Note and KBI is assigning to Buyer and Buyer is taking in assignment from KBI, the Administrative Services Agreement, (together with the Interest and the Project

Note, the "Purchased Assets"), each on a "AS IS" and "WITH ALL FAULTS" basis,
           --------- ------
except as expressly set forth herein. The Buyer Parties hereby acknowledge that OTHER THAN THOSE SPECIFIC REPRESENTATIONS AND WARRANTIES MADE IN THIS SECTION 4, THE KES ENTITIES HAVE NOT MADE, DO NOT MAKE, AND HEREBY DISCLAIM ANY REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, WITH RESPECT TO SUCH PURCHASED ASSETS INCLUDING, BUT NOT LIMITED TO, THE DESIGN, CAPACITY, CONDITION, MERCHANTABILITY, OR FITNESS FOR USE OR FOR ANY PARTICULAR PURPOSE, OF ANY PORTION OF THE PURCHASED ASSETS, INCLUDING WITHOUT LIMITATION, THE INTEREST AND THE INDIRECT INTEREST IN THE PROJECT PARTNERSHIP AND/OR THE PROJECT. The Buyer Parties further acknowledge that the KES Entities are not, except to the extent of representation and warranties set forth in this Section 4, responsible for compliance with requirements of any laws, ordinances, governmental rules or regulations including, but not limited to, laws with respect to environmental matters, patent, trademark, copyright or trade secret infringement, or for any direct, indirect, incidental, punitive, consequential or other damages arising out of the ownership, use of or inability to use the Purchased Assets, including any portion of the Interest or the indirect interest in the Project Partnership or the Project.

     5. REPRESENTATIONS AND WARRANTIES OF BUYER. Each of the Buyer Parties
        ---------------------------------------
represent and warrant to the KES Entities as follows:

          5.1.  ORGANIZATION; AUTHORITY. Buyer is a Cayman Islands exempted
                ------------- ---------
company limited by shares, duly organized, validly existing and in good standing under the laws of the Cayman Islands. Assignee is a corporation duly organized, validly existing and in good standing under the laws of the State of California. Buyer and Assignee each has all requisite power and authority under its charter or other organization documents as applicable and applicable laws to execute and deliver this Agreement and to consummate the transactions contemplated hereby, and to perform all its agreements and obligations under this Agreement in accordance with its terms, and to purchase the Interest and take assignment of the Administrative Services Agreement and the Project Note from the KES Entities.

          5.2.  CORPORATE APPROVAL; BINDING EFFECT. Each of the Buyer Parties
                --------- --------- ------- ------
has obtained all necessary authorizations and approvals required for the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by such Buyer Party and constitutes the legal, valid and binding obligation of such Buyer Party, enforceable against such Buyer Party in accordance with its terms, except to the extent such enforceability is subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or other law affecting or relating to creditors' rights generally and general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          5.3.  NON-CONTRAVENTION. Neither the execution and delivery of this
                -----------------
Agreement by such Buyer Party nor the consummation by such Buyer Party of the transactions contemplated hereby will constitute a violation of, or be in conflict with, constitute or create a default under, or result in the creation or imposition of any liens upon any property of such Buyer Party pursuant to (a) the charter documents or by-laws or other organization documents of such Buyer Party, each as amended to date; (b)any agreement or commitment to which such Buyer Party is a party or by which such Buyer Party or any of its properties is bound or to which such Buyer Party or any of its properties is subject; or (c) any statute or any judgment, decree, order, regulation or rule of any court or other Governmental Person relating to Buyer.

          5.4.  GOVERNMENTAL CONSENTS. No consent, approval or authorization of,
                ------------ --------
or registration, designation, declaration or filing with, any Governmental Person is required for the execution and delivery of this Agreement by such Buyer Party or for the consummation by such Buyer Party of the transactions contemplated hereby, other than those already obtained on or prior to Closing.

          5.5.  BROKERS. Such Buyer Party has not retained, utilized or been
                -------
represented by any broker or finder in connection with the transactions contemplated by this Agreement. No broker's, finder's or financial advisor's fees or commissions are or will become payable by any KES Entity arising out of any action, or omissions to act on the part of such Buyer Party in connection with the transactions contemplated hereby.

          5.6.  NO FINANCING. The Buyer Parties have adequate funds at their
                -- ---------
disposal to finance the Purchase Price on the Closing Date. The consummation of the purchase described in this Agreement is not subject to the Buyer Parties' ability to obtain financing.

          5.7.  INVESTMENT COMPANY ACT. Neither the Buyer nor Assignee is an
                ---------- ------- ---
"investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

          5.8.  DUE DILIGENCE REVIEW. Each of the Buyer Parties acknowledges and
                --- --------- ------
agrees that, except for the representations and warranties of the KES Entities contained in Section 4 hereof, it is purchasing the Interest and taking assignment of the Administrative Services Agreement and the Project Note on an AS IS/WHERE IS basis. Each of the Buyer Parties further acknowledges and agrees that upon consummation of the transactions contemplated hereby, it will have no further recourse against the KES Entities or KES's Parent with respect to the Interest, the Administrative Services Agreement or the Project Note, except in connection with any breach of such representations and warranties as contemplated by Section 4.16. The Buyer Parties are sophisticated and knowledgeable with respect to independent power projects and related matters and have performed their own independent investigation, with due diligence, assisted by legal counsel and other professionals, of the investment represented by the sale of the Interest, the Administrative Services Agreement and the Project Note and have formed their own independent assessment of the risks and potential returns of the Interest, the Administrative Services Agreement and the Project Note. The Buyer Parties acknowledge that they have completed to their satisfaction their own due diligence investigation with respect to the KES Entities, the Interest, the Project Note and the Administrative Services Agreement. The Buyer Parties, except as to any representation expressly set forth in a closing document, are not relying, to any extent, on any representation or statement of any KES Entity or KES's Parent.

          5.9.  NO REGISTRATION; INVESTMENT REPRESENTATION; ACCREDITED INVESTOR;
                -- ------------- ---------- --------------- ---------- ---------
SOPHISTICATED PERSON. The Buyer Parties acknowledge that the Interest has not
------------- ------
been registered under any federal, state or local securities laws, and may not be resold unless permitted under applicable exemptions contained in such securities laws or upon satisfaction of the registration or qualification requirements of such securities laws (nor does KPR have any obligation to effect any such registration). The Buyer Parties will refrain from acquiring, transferring or otherwise disposing of the Interest or any interest therein, in such manner as to violate any registration requirements of any applicable federal, state or local securities laws, and the rules and regulations promulgated thereunder regulating the disposition thereof. Buyer is acquiring the Interest for its own account for investment purposes only, and not with a view to, or for sale in connection with, any distribution or public offering thereof or any portion thereof. The Buyer Parties have extensive financial experience with investments such as the investment contemplated by this Agreement and therefore have the ability to protect their own interests in connection with this Agreement. The Buyer is a "Sophisticated Person" as defined in the Credit Agreement.

          5.10. EMPLOYEE BENEFITS PLAN. The Buyer Parties are buying the
                ----------------------
Interest, the Administrative Services Agreement and the Project Note with their general assets. No funds used to acquire the Interest, the Administrative Services Agreement or the Project Note will be furnished directly or indirectly out of the assets of or in connection with any Employee Benefit Plan.

          5.11. STATUS AS AN "ELECTRIC UTILITY". Each Buyer Party is a
                ------ -- -- ------------------
subsidiary of an electric utility holding company exempt under Section 3(a)(1) of PUHCA.

          5.12.  COMPLIANCE WITH CONFIDENTIALITY AGREEMENT. The Buyer Parties
                 ---------- ---- --------------- ---------
have complied with all the terms and conditions of that certain Confidentiality Agreement, by and between KES and Assignee, and attached hereto as Exhibit B
                                                                   ------- -
(the "Confidentiality Agreement").
      --------------- ---------

     6. INTENTIONALLY OMITTED.
        --------------------

     7. CONDITIONS PRECEDENT TO BUYER PARTIES' OBLIGATIONS.  The obligation of
        --------------------------------------------------
the Buyer Parties to consummate the Closing shall be subject to the satisfaction at the Closing of each of the following conditions:

          7.1.  REPRESENTATIONS AND WARRANTIES TRUE AT CLOSING. The
                --------------- --- ---------- ---- -- -------
representations and warranties made by the KES Entities in or pursuant to this Agreement shall be true and correct in all material respects at and as of the Closing Date.

          7.2.  COMPLIANCE WITH AGREEMENT. The KES Entities shall have performed
                ---------- ---- ---------
and complied in all material respects with all of their obligations under this Agreement to be performed or complied with by the KES Entities on or prior to the Closing Date.

          7.3.  OFFICER'S CERTIFICATE. The KES Entities shall have delivered to
                --------- -----------
the Buyer Parties in writing, at and as of the Closing, a certificate, in form and substance satisfactory to the Buyer Parties, certifying that the conditions in each of Sections 7.1 and 7.2 hereof have been satisfied.

          7.4.  RESOLUTION OF THE QF ISSUE. As of the Closing Date, KES and
                ---------- -- --- -- -----
Assignee shall have entered into that certain Waiver Agreement with the Puerto Rico Electric Power Authority ("PREPA"), EcoElectrica, L.P., and Enron
                                -----
Development Corp., substantially in the form of Exhibit C hereto (the "Waiver
                                                ------- -              ------
Agreement").
---------

          7.5.  CONSENTS. The Buyer Parties shall have received copies of any
                --------
and all consents set forth on Schedule 7.5, which shall be in full force and effect.

          7.6.  SUITS AND PROCEEDINGS. There shall not be pending or threatened
                ----- --- -----------
against the Buyer Parties, any KES Entity, the Company, the General Partner or the Project Partnership, any suit, action, proceeding or investigation seeking to challenge, enjoin, delay or set aside any of the transactions contemplated hereby.

          7.7.  NO MATERIAL ADVERSE CHANGE. Between July 31, 1998, and the
                -- -------- ------- ------
Closing Date, there shall be no change in the business or the assets of the Company, the General Partner, any KES Entity, or the Project Partnership, including any Unfavorable Decision (as defined in the Credit Agreement), which either individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.

          7.8.   RESIGNATIONS OF DIRECTORS AND OFFICERS. Except as set forth on
                 ------------ -- --------- --- --------
Schedule 7.8 hereto, all the directors, officers and authorized signatories appointed by KPR to the Company, the General Partner and the Project Partnership shall have resigned their positions with the Company, the General Partner or the Project Partnership on or prior to the Closing Date, and all necessary notices shall have been given pursuant to the Shareholders Agreement and the Articles of Association and other organizational documents of the Company, the General Partner and the Project Partnership, as applicable, substituting representatives of the Buyer Parties on the Board of Directors pursuant to the Shareholders Agreement and the Articles of Association of the Company, the General Partner and the Project Partnership as applicable.

          7.9.   RELEASES. The KES Entities shall have provided to the Buyer
                 --------
Parties at Closing executed releases of all liens held by Lyon Credit Corporation and by each Person party to the employment contracts listed on
Schedule 4.6 a Satisfaction and Discharge from the Bank of New York, as Indenture Trustee and representative of bondholders of KES's Parent evidencing satisfaction and discharge of claims by the bondholders, a receipt or other appropriate documentation acknowledging receipt of funds by the bankruptcy trustee in respect of the KENETECH Windpower Inc. estate in the full amount of KES's Settlement Obligation as defined in the Settlement Agreement in form and substance reasonably satisfactory to the Buyer Parties.

          7.10.  AFFIDAVIT. An affidavit of Michael U. Alvarez in form and
                 ---------
substance acceptable to the Buyer Parties addressing certain issues concerning the transactions contemplated under this Agreement shall be signed.

          7.11.  FIELDSTONE FAIRNESS OPINION. Fieldstone Private Capital Group,
                 ---------- -------- -------
L.P., financial advisor to KES, shall have delivered to the Buyer Parties a written opinion, addressed to the Buyer Parties and dated the Closing Date, addressing the fairness of the terms and conditions of the transactions contemplated under this Agreement.

          7.12.  KPMG COMFORT LETTER. KMPG, auditors of KES's Parent shall have
                 ---- ------- ------
delivered to the Buyer Parties a comfort letter dated as of the Closing Date and covering all information included in KES's Parent's Form 10-Q filed with the Securities and Exchange Commission for the quarter ended September 30, 1998, including a bring down of such information as of the Closing Date, which shall identify any material changes in the financial condition of KES's Parent subsequent to September 30, 1998.

          7.13.  NOTICES UNDER THE CREDIT AGREEMENT. The Project Partnership
                 ------- ----- --- ------ ---------
shall provide a copy to the Buyer Parties of the acknowledgment of receipt by the Administrative Agent of the draft PREPA Waiver Agreement including an acknowledgment that no further action under the Credit Agreement is required by the Project Partnership in respect of executing the PREPA Waiver Agreement, other than the delivery of a certified copy of the same promptly after the execution and delivery thereof.

          7.14.  OPINION OF COUNSEL. (a) Bingham Dana LLP, special counsel the
                 ------- -- -------
KES Entities, shall have delivered to the Buyer Parties a written opinion, addressed to Buyer and dated the Closing Date, covering the matters referred to in Sections 4.1, 4.2, 4.3(a), Section 4.3(c) hereof relating to the Settlement Agreement and 4.10 with respect to KES and KBI; (b)Appleby, Spurling & Kempe, special counsel to KPR in Bermuda and Harney, Westwood & Riegels, special counsel to the KES Entities in the British Virgin Islands ("HWR"), shall have each delivered to the Buyer Parties an opinion, addressed to Buyer Parties and dated the Closing Date, having the matters referenced in 4.1, 4.2, 4.3(a) and
4.10 with respect to KPR; and (c) Richards Layton and Finger, special Delaware counsel to KES's Parent, shall have delivered to the Buyer Parties a written opinion, addressed to the Buyer Parties and dated the Closing Date, covering certain issues identified by the Parties to the KES Entities, including but not limited to due authorization by KES's Parent of the transactions contemplated by this Agreement and the corporate separateness of KES's Parent and the KES Entities (other than KPR).

          7.15.  CERTIFICATE, DOCUMENTS. The Buyer Parties shall have received
                 ------------ ---------
such other certificates and documents as may be reasonably requested by it with respect to the foregoing matters.

     8. CONDITIONS PRECEDENT TO KES ENTITY OBLIGATIONS. The obligation of the
        ----------------------------------------------
KES Entities to consummate the Closing shall be subject to the satisfaction, at the Closing, of each of the following conditions:

          8.1.   REPRESENTATIONS AND WARRANTIES TRUE AT CLOSING. The
                 --------------- --- ---------- ---- -- -------
representations and warranties made by the Buyer Parties in this Agreement shall be true and correct in all material respects at and as of the Closing Date.

          8.2.   COMPLIANCE WITH AGREEMENT. Each of the Buyer Parties shall have
                 ---------- ---- ---------
performed and complied in all material respects with all of its obligations under this Agreement that are to be performed or complied with by it at or prior to the Closing.

          8.3.   OFFICER'S CERTIFICATE. The Buyer Parties shall have delivered
                 --------- -----------
to the KES Entities in writing, at and as of the Closing, a certificate, in form and substance satisfactory to the KES Entities, to the effect that the conditions in each of Sections 8.1 and 8.2 hereof have been satisfied.

          8.4.  OPINION OF COUNSEL. Hunton & Williams, counsel to Buyer Parties,
                ------- -- -------
shall have delivered to the KES Entities a written opinion, addressed to the KES Entities and dated the Closing Date, covering the matters referred to in Sections 5.1, 5.2 and 5.3. W.S. Walker & Company, special counsel to the Buyer in the Cayman Islands, shall have delivered to the KES Entities a written opinion, addressed to the KES Entities and dated the Closing Date, covering the matters referenced to in Sections 5.1, 5.2 and 5.3 with respect to the Buyer.

          8.5.  ASSUMPTION OF CERTAIN OBLIGATIONS. Buyer shall have executed
                ---------- -- ------- -----------
and/or delivered the documentation required in Section 3.2(b) and the cash collateral pledged by KES to secure its obligation to Union Bank of California, shall have been released by Union Bank of California to KES.

          8.6.  CERTIFICATES, DOCUMENTS. The KES Entities shall have received
                ------------- ---------
such other certificates and documents as may be reasonably requested by them with respect to the foregoing material.

     9.  CONFIDENTIAL INFORMATION. The KES Entities and the Buyer Parties agree
         ------------------------
that the Confidentiality Agreement shall remain in full force and effect for the duration thereof, and that the parties hereto shall be governed by its terms and conditions, which are hereby incorporated into this Agreement by reference.

     10. HSR ACT. Each of the Buyer Parties and the KES Entities acknowledge
         -------
that they have filed with the United States Department of Justice and the United States Federal Trade Commission the Notification and Report Form required to be filed under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), concerning the transactions contemplated hereby, and that the
      -------
waiting period for such filing specified in the HSR Act has expired.

     11. POST CLOSING TAX INCENTIVE. Within five (5) business days of receipt
         --------------------------
by the Company of notice of final approval not subject to appeal by the Government of Puerto Rico of the Project Partnership's Tax Petition referred to in Section 4.15(d), the Buyer Parties shall remit to KES by wire transfer to Sanwa Bank California, San Francisco, CA to ABA #122003516, for the account of KENETECH Energy Systems, Inc., Account No. 0668-26065, a payment in an amount equal to $5,000,000.

     12. RELEASE. In consideration of the Purchased Assets, and for other
         -------
valuable consideration, the receipt of which is hereby acknowledged, each of the Buyer Parties, for itself and on behalf of its successors and assigns, hereby releases and discharges the KES Entities and KES's Parent, their past and present partners, heirs, assigns, successors, officers, directors, agents, employees and affiliates of and from any and all actions, causes of actions, claims, demands, damages, liabilities, costs or expenses of any kind arising from the beginning of time to the date hereof in connection with the KES Entities, KES's Parent, the Company, the General Partner, the Project Partnership and/or the Project, except to the extent any liability for breach of representations and warranties set forth in Section 4 to the extent set forth in
Section 4.13.

     13. GENERAL.
         -------

           13.1.  EXPENSES. All expenses of the preparation, execution and
                  --------
consummation of this Agreement and of the transactions contemplated hereby, including, without limitation, attorneys', accountants' and outside advisers' fees and disbursements, shall be borne by (a) the Buyer Parties, if incurred for the Buyer Parties' account or (b) the KES Entities, if incurred for the account of the KES Entities or any of the KES Entities. Notwithstanding the foregoing, all commissions, fees and expenses of Fieldstone Private Capital Group, L.P. shall be paid by the KES Entities, except for those incurred by the Buyer Parties at their request, which shall be paid by the Buyer Parties.

           13.2.  NOTICES. All notices, demands and other communications
                  -------
hereunder shall be in writing or by written telecommunication, and shall be deemed to have been duly given if delivered personally or by overnight courier or if mailed by certified mail, return receipt requested, postage prepaid, or sent by written telecommunication, as follows:

If to the KES Entities, to:          KENETECH Energy Systems, Inc.
                                     1501 E. Main Street
                                     P.O. Box 1007
                                     Meriden, CT 06450-1007
                                     Tel:  (203) 238-9892
                                     Fax:  (203) 238-7874
                                     Attention:  Aaron Samson, Vice President
                                     ---------
                                                 Scott Taylor, Vice President

with copies sent contemporaneously to:
                                     KENETECH Corporation
                                     500 Sansome Street, Suite 410
                                     San Francisco, CA 94111
                                     Tel:  (415) 984-8585
                                     Fax:  (415) 984-8100
                                     Attention:  Michael U. Alvarez
                                     ---------
                                                 Vice President and
                                                 Chief Financial Officer
and to:                            Marc A. Reardon, Esq.
                                   Bingham Dana LLP
                                   150 Federal Street
                                   Boston, Massachusetts 02110
                                   Tel:  (617) 951-8000
                                   Fax:  (617) 951-8736

If to Assignee, to:                Edison Mission Energy
                                   18101 Von Karman Avenue
                                   Suite 1700
                                   Irvine, CA 92612
                                   Tel:  (949) 798-7852
                                   Fax:  (949) 833-9274
                                   Attention:  Michael P. Childers
                                   ---------
                                               Regional Vice President

If to Buyer, to:                   EME del Caribe
                                   c/o W.S. Walker & Company
                                   P.O. Box 265OT
                                   Caledonian House
                                   Grand Cayman, Cayman Islands
                                   Attn: Michael P. Childers, Director

with a copy sent contemporaneously to:

                                   Edison Mission Energy
                                   18101 Von Karman Avenue
                                   Suite 1700
                                   Irvine, CA 92612
                                   Tel:  (949) 798-7787
                                   Fax:  (949) 752-1420
                                   Attn: Reggie Rice, Esq.
                                         Director, Legal Department Americas

                                   Bruce D. Peterson, Esq.
                                   Hunton & Williams
                                   1900 K Street, N.W.
                                   Washington, D.C. 20006-1109
                                   Tel:  (202) 955-1521
                                   Fax:  (202) 788-2201

          13.3.  ENTIRE AGREEMENT. This Agreement, together with the
                 ------ ---------
Confidentiality Agreement, incorporated herein by reference and the Assignment and Assumption Agreements, entered into contemporaneously herewith, contain the entire understanding of the parties, supersede all prior agreements and understandings relating to the subject matter hereof and shall not be amended except by a written instrument hereafter signed by all of the parties hereto. If the terms of this Agreement shall conflict with any of those of the Assignment and Assumption Agreements, this Agreement shall govern.

          13.4.  GOVERNING LAW; CONSENT TO JURISDICTION.
                 --------- ---- ------- -- ------------

          (a) The validity and construction of this Agreement shall be governed by the internal laws (and not the choice-of-law rules other than Section 5-1401 of the New York General Obligations Law) of the State of New York.

          (B) THE PARTIES AGREE THAT ANY SUIT BASED UPON OR ARISING OUT OF THIS AGREEMENT OR THE DEALINGS OR THE RELATIONSHIP BETWEEN OR AMONG THE KES ENTITIES AND BUYER PARTIES AND EITHER PARTY'S SUCCESSORS AND ASSIGNS MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR THE FEDERAL COURT OF THE SOUTHERN DISTRICT OF NEW YORK AND CONSENT TO THE NON-EXCLUSIVE JURISDICTION OF SUCH COURT AND TO SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON EITHER PARTY BY MAIL IN THE MANNER SPECIFIED IN SECTION 13.2 HEREOF. EACH OF BUYER PARTIES AND THE KES ENTITIES HEREBY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT WAS BROUGHT IN AN INCONVENIENT FORUM.

          13.5.  SECTIONS AND SECTION HEADINGS. All enumerated subdivisions of
                 -------- --- ------- --------
this Agreement are herein referred to as "Section" or "subsection." The headings of Sections and subsections are for reference only and shall not limit or control the meaning thereof.

          13.6.  ASSIGNS. This Agreement shall be binding upon and inure to the
                 -------
benefit of the parties hereto and their respective heirs, successors and permitted assigns. Neither this Agreement nor the obligations of any party hereunder shall be assignable or transferable by such party without the prior written consent of the other parties hereto, except that either of the Buyer Parties may assign or transfer its rights hereunder to one or more Affiliates, without the prior written consent of the KES Entities. Such transfer shall not relieve either of the Buyer Parties of any of its obligations hereunder.

          13.7.  FURTHER ASSURANCES. The KES Entities and Buyer Parties shall
                 ------- ----------
execute and deliver to all appropriate other parties such other instruments as may be reasonably required in connection with the performance of this

Agreement and each shall take all such further actions as may be reasonably required to carry out the transactions contemplated by this Agreement.

          13.8.  NO IMPLIED RIGHTS OR REMEDIES. Except as otherwise expressly
                 -- ------- ------ -- --------
provided herein, nothing herein expressed or implied is intended or shall be construed to confer upon or to give any person, firm or corporation, other than the KES Entities and the Buyer Parties and their respective shareholders, any rights or remedies under or by reason of this Agreement.

          13.9.  KNOWLEDGE. Whenever the phrase "to the knowledge of the
                 ---------
KES Entities" or another similar qualification is used herein, the relevant knowledge is limited solely to the actual knowledge the officers and directors of the KES Entities, without imputing to the KES Entities any knowledge of any other Person.

          13.10. COUNTERPARTS. This Agreement may be executed in multiple
                 ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          13.11. SATISFACTION OF CONDITIONS PRECEDENT. The KES Entities and
                 ------------ -- ---------- ---------
Buyer Parties will each use their best efforts to cause the satisfaction of the conditions precedent contained in this Agreement; provided, however, that
                                                  --------- -------
nothing contained in this Section 14.11 shall obligate any party hereto to waive any right or condition under this Agreement.

          13.12. TIME IS OF THE ESSENCE AND BEST EFFORTS. With regard to all
                 ---- -- -- --- ------- --- ---- -------
dates and time periods set forth or referred to in this Agreement, time is of the essence.

          13.13. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations
                 -------- -- --------------- --- ----------
and warranties contained herein shall survive the execution and delivery of this Agreement and the Closing, regardless of any investigation made by or on behalf of any party hereto; provided, however, that all representations and warranties
                     --------- -------
(and any claim for indemnification made in respect thereof) shall expire and be of no further force and effect from and after the date six (6) months following the Closing except to the extent a claim is made in good faith by the aggrieved party against the other party with respect thereto prior to the expiration of such 6 month period. If, under any applicable federal or state bankruptcy, insolvency, reorganization or other laws relating to creditors' rights generally, any of the transfers contemplated by Section 3.2(a) or the payment contemplated by Section 3.2(d) is avoided or invalidated within six (6) years of the Closing, Buyer Parties shall have a claim for damages to the extent of any such avoidance or invalidation; and any claim for damages they may have as a result of such avoidance or invalidation shall be expressly preserved.

     IN WITNESS WHEREOF, and intending to be legally bound hereby, the parties hereto have caused this Agreement to be duly executed and delivered by their respective duly authorized officers as of the date and year first above written.


                                        SELLER:

                                        KES PUERTO RICO L.P.

                                        By:  KES LNG, Ltd.,
                                             its General Partner


                                        By: /s/ Michael U. Alvarez
                                           ------------------------------
                                        Name:   Michael U. Alvarez
                                        Title:  President


                                        KENETECH ENERGY SYSTEMS, INC.


                                        By: /s/ Michael U. Alvarez
                                           ------------------------------
                                        Name:   Michael U. Alvarez
                                        Title:  President


                                        KES BERMUDA, INC.


                                        By: /s/ Michael U. Alvarez
                                           ------------------------------
                                        Name:   Michael U. Alvarez
                                        Title:  President


                                        BUYER PARTIES:

                                        EME DEL CARIBE

                                        By: /s/ Michael P. Childers
                                           ------------------------------
                                        Name:   Michael P. Childers
                                        Title:  Director

                                        EDISON MISSION ENERGY


                                        By: /s/ Michael P. Childers
                                           ------------------------------
                                        Name:   Michael P. Childers
                                        Title:  Vice-President

                                                                    SCHEDULE 4.5
                                                                    ------------

                                  PROCEEDINGS
                                  -----------


     1.   Settlement Agreement -             KENETECH Energy Systems, Inc.

                                                                    SCHEDULE 4.6
                                                                    ------------


                             MATERIAL LIABILITIES
                             --------------------


     1.   Employment Contracts for:

          Michael U. Alvarez
          Aaron T. Samson
          Scott J. Taylor
          Christopher Diez

                                                                    SCHEDULE 7.5
                                                                    ------------


                               REQUIRED CONSENTS
                               -----------------


     1. Filing with Office of Industrial Tax Exemption of Puerto Rico, request for approval of Transfer.

     2. Puerto Rico Electric Power Authority waiver of requirement under Power Purchase Agreement that Project maintain Qualifying Facility status by entry into a Waiver Agreement, substantially in the form of Exhibit C.
                                                                      ------- -

                                                                    SCHEDULE 7.8
                                                                    ------------

                           RESIGNATION OF DIRECTORS,
                           -------------------------
                      OFFICERS AND AUTHORIZED SIGNATORIES
                      -----------------------------------

The following individuals shall resign as of the Closing Date:

     1.   Company:
          -------

          A.   Directors:   Michael U. Alvarez, Director
                            Aaron T. Samson, Director

          B.   Officers:    Michael U. Alvarez, Assistant Secretary
                            Aaron T. Samson, Assistant Secretary

          C.   Authorized Signatory:

                            Michael U. Alvarez
                            Aaron T. Samson
                            Scott J. Taylor
                            Mark Lerdal
                            Dianne Urhausen
                            Jorge El Koury


     2.   General Partner:  EcoElectrica, Ltd.
          ---------------

          A.   Directors:   Michael U. Alvarez, Director
                            Aaron T. Samson, Director

          B.   Officers:    Michael U. Alvarez, Assistant Secretary
                            Aaron T. Samson, Assistant Secretary

          C.   Authorized Signatory:

                            Michael U. Alvarez
                            Aaron T. Samson
                            Scott J. Taylor
                            Mark Lerdal
                            Dianne Urhausen
                            Jorge El Koury

     3.   Project Partnership:        None
          -------------------

                                                                       Exhibit C
                                                                       ---------

                           FORM OF WAIVER AGREEMENT
                           ------------------------

                             (form to be attached)

                                                                     EXHIBIT A-1


                      ASSIGNMENT AND ASSUMPTION AGREEMENT
                           (Shareholders Agreement)

     THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (this "Agreement") is dated as of
                                                     ---------
the 23rd day of December, 1998, by and between KES Puerto Rico, L.P., a Bermuda exempted limited partnership ("Assignor") and EME del Caribe, a Cayman Islands
                               --------
company limited by shares ("Assignee").
                            --------

     WHEREAS, Assignor owns a fifty percent (50%) interest in EcoElectrica Holdings, Ltd., a Cayman Islands company limited by shares (the "Company"), in
                                                                 -------
the form of the issued and outstanding Class B Shares of the Company (the "Interest");
 --------

     WHEREAS, the Company directly owns a one hundred percent (100%) interest in EcoElectrica, Ltd., a Cayman Islands company limited by shares (the "General
                                                                     -------
Partner"), and owns a ninety-nine percent (99%) interest in EcoElectrica, L.P.,
-------
a Bermuda exempted limited partnership (the "Project Partnership"), which was
                                             ------- -----------
formed to develop, design, finance, construct, own and operate an approximately 540 megawatt (net) natural gas-fired cogeneration facility, liquefied natural gas import terminal, a desalination facility and certain other auxiliary and related assets (collectively, the "Project"); the General Partner owns a one
                                   -------
percent (1%) interest in the Project Partnership;

     WHEREAS, in order to set forth an understanding regarding certain elements of the relationships involving the Company, the Project Partnership and the General Partner, Assignor entered into that certain Shareholders Agreement, dated as of December 10, 1997, by and among Assignor, the Company and Buenergia Gas & Power, Ltd., a Cayman Islands company limited by shares ("BGP") (the "Shareholders Agreement");
 ------------ ---------

     WHEREAS, in connection with that certain Stock Purchase and Assignment Agreement, dated as of the date hereof, by and between KENETECH Energy Systems, Inc., a Delaware corporation ("KES"), KES Bermuda, Inc., a Delaware
                               ---
corporation, Edison Mission Energy, a California corporation, Assignee and Assignor (the "Stock Purchase Agreement"), Assignee is taking in assignment from
               ----- -------- ---------
Assignor, all of Assignor's rights, title and interest in and obligations under the Shareholders Agreement, upon the terms and subject to the conditions contained in the Stock Purchase Agreement (defined terms used herein without definition shall have the meaning given thereto in the Stock Purchase Agreement).

     NOW, THEREFORE, in consideration of the premises herein contained and of other good and valuable consideration, and intending legally to be bound thereby, the parties hereby agree as follows:

     1.  Assignment Assumption and Substitution of Rights and Obligations;
         ---------- ---------- --- ------------ -- ------ --- -----------
Closing. Assignor hereby sells, transfers and conveys, assigns absolutely to
-------
Assignee, its successor and assigns, and Assignee hereby purchases and accepts from Assignor, all of Assignor's right, title and interest, in, to, and under the Shareholders Agreement, together with all rights, benefits and privileges of Assignor thereunder, to Assignee in accordance with the Stock Purchase Agreement all upon the terms and conditions set forth herein and in the Stock Purchase Agreement. The Assignee hereby expressly, succeeds to, and is substituted for, and may exercise every right and power, and expressly assumes and is liable for every duty and obligation of Assignor and agrees to perform and fulfill all terms, conditions and obligations of Assignor related to the Shareholders Agreement arising from and after the date hereof. Assignee agrees to be bound by the Shareholders Agreement from and after the date hereof. Assignee, however, does not assume any obligation or liability of Assignor for payment of any amount due and payable under the Shareholders Agreement, arising prior to the date hereof. The consummation of the sale and assignment transactions contemplated hereby shall be effected as of the date hereof (the "Closing"). The
                                                                  -------
sale, transfer and assignment of the Shareholders Agreement hereunder is and shall be without recourse, representation or warranty of any kind whatsoever, except as contained in Section 4 of the Stock Purchase Agreement.

     2.  Withdrawal of Assignor. Contemporaneously with the execution of this
         ----------------------
Agreement, Assignor will execute all documents necessary to withdraw from the Project Partnership as contemplated under the Stock Purchase Agreement.

     3.  Execution of Supplemental Signature Page. Assignee shall execute a
         --------- -- ------------ --------- ----
supplemental signature page in the form of Exhibit A hereto.
                                           ------- -

     4.  Governing Law; CONSENT TO JURISDICTION.
                   ---- ------- -- ------------

         (a) The validity and construction of this Agreement shall be governed by the internal laws (and not the choice-of-law rules other than Section 5-1401 of the New York General Obligations Law) of the State of New York.

         (b) THE PARTIES AGREE THAT ANY SUIT BASED UPON OR ARISING OUT OF THIS AGREEMENT OR THE DEALINGS OR THE RELATIONSHIP BETWEEN OR AMONG ASSIGNOR AND ASSIGNEE AND EITHER PARTY'S SUCCESSORS AND ASSIGNS MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR THE FEDERAL COURT OF THE SOUTHERN DISTRICT OF NEW YORK AND CONSENT TO THE NON-EXCLUSIVE JURISDICTION OF SUCH COURT AND TO SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON EITHER PARTY BY MAIL IN THE MANNER SPECIFIED IN SECTION 13.2 OF THE STOCK PURCHASE AGREEMENT. EACH OF ASSIGNEE AND ASSIGNOR HEREBY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT WAS BROUGHT IN AN INCONVENIENT FORUM.

     5.  Entire Agreement. This Agreement, together with the other documents
         ------ ---------
delivered in connection with the Closing, including the Stock Purchase Agreement, set forth the entire agreement and understanding of the parties hereto, and supersede all prior agreements and understandings between the parties hereto with respect to the transactions contemplated hereby. This Agreement shall be binding on, and inure to the benefit of, the parties hereto and their successors and assigns.

     6.  Counterparts. This Agreement may be signed in counterparts, each of
         ------------
which shall be an original and both of which taken together shall constitute one agreement.

     7.  Successors and Assigns. The terms of this Assignment shall be binding
         ---------- --- -------
upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.

     8.  Headings. Section and title headings in this Agreement are for
         --------
descriptive purposes only and shall not control or alter the meaning of this Agreement as set forth in the text.


                 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the undersigned have duly executed this Assignment and Assumption Agreement on the date above first written.


                              KES PUERTO RICO L.P.

                              By:  KES LNG, Ltd.,
                                   its General Partner


                              By:_____________________________
                              Name:  Michael U. Alvarez
                              Title: President

                              EME DEL CARIBE

                              By:_____________________________
                              Name:  Michael P. Childers
                              Title: Director

                                                                       EXHIBIT A
                          Supplemental Signature Page
                          ------------ --------- ----

                                [form attached]

     IN WITNESS WHEREOF, the undersigned has caused this Shareholders Agreement to be duly executed and delivered by its officer thereunto duly authorized as of this __th day of December, 1998.

                                 EME DEL CARIBE


                                 ____________________________________
                                 By:
                                 Title:











Counterpart Signature Page to that certain
SHAREHOLDER'S AGREEMENT OF ECOELECTRICA
HOLDINGS, LTD., (the "Company") dated as of
December 10, 1997, by and among the Company, KES Puerto Rico, L.P. (which company is simultaneously withdrawing from this agreement) and Buenergia Gas & Power, Ltd.

ACKNOWLEDGED AND AGREED TO:


COMPANY:                            ECOELECTRICA HOLDINGS LTD.,
                                    a Cayman Islands company limited by shares

                                    By:  ______________________________________
                                    Name: David Haug
                                          Director and
                                          Class A Authorized Signatory

                                   By:    _____________________________________
                                   Name:  Aaron T. Samson
                                          Withdrawing Director and
                                          Class B Authorized Signatory

SHAREHOLDERS:                      BUENERGIA GAS & POWER, LTD.

                                   By:    ______________________________________
                                   Title: ______________________________________


                                   Withdrawing Shareholder:
                                   -----------------------

                                   KES PUERTO RICO, L.P.
                                   By:  KES LNG, Ltd., its General Partner

                                   By:   ______________________________________
                                   Title:______________________________________

ACKNOWLEDGED AND AGREED TO:

ECOELECTRICA LTD., a Cayman Islands company limited by shares, for itself and in its capacity as general partner of the Project
Partnership


By:   __________________________________
Name: David Haug
      Director and Class A Authorized Signatory


By:   __________________________________
Name: Aaron T. Samson
      Withdrawing Director and
      Class B Authorized Signatory

                                                                     EXHIBIT A-2


                      ASSIGNMENT AND ASSUMPTION AGREEMENT
                                (Project Note)

     THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (this "Agreement") is dated as of
                                                     ---------
the 23rd day of December, 1998, by and between KENETECH Energy Systems, Inc., a Delaware corporation ("Assignor") and Edison Mission Energy, a California
                       --------
corporation ("Assignee").
              --------

     WHEREAS, KES is a party to the Financing and Development Services Agreement, effective as of September 30, 1994 (the "Financing Agreement"), by
                                                    --------- ---------
and between Assignor and EcoElectrica, L.P., a Bermuda exempted limited partnership (the "Obligor"), pursuant to which the Obligor executed and
                  -------
delivered that certain KESI Subordinated Promissory Note, dated December 15, 1997, in the original principal amount of $22,064,185.00 (the "Project Note",
                                                               ------- ----
collectively with the Financing Agreement, the "Project Loan Documents");
                                                ------- ---- ---------

     WHEREAS, in connection with that certain Stock Purchase and Assignment Agreement, dated as of the date hereof, by and between Assignor, KES Bermuda, Inc., a Delaware corporation, Assignee, EME del Caribe, a Cayman Islands exempted company limited by shares and KES Puerto Rico, L.P., a Bermuda exempted limited partnership (the "Stock Purchase Agreement"), Assignee is
                                   ----- -------- ---------
purchasing from Assignor all of the Assignor's right, title and interest in, to, and under the Project Loan Documents (hereinafter referred to as the "Rights")
                                                                      ------
and taking in assignment from KES the Project Note upon the terms and subject to the conditions contained in the Stock Purchase Agreement (defined terms used herein without definition shall have the meaning given thereto in the Stock Purchase Agreement).

     NOW, THEREFORE, in consideration of the premises herein contained and of other good and valuable consideration, and intending legally to be bound thereby, the parties hereby agree as follows:

     1.   Assignment Assumption and Substitution of Rights and Obligations;
          ---------- ---------- --- ------------ -- ------ --- -----------
Closing. Assignor hereby sells, transfers, conveys and assigns absolutely to
-------
Assignee, and Assignee hereby purchases and accepts from Assignor, all of Assignor's right, title and interest, in, to, and under the Rights as evidenced by the Project Loan Documents, all upon the terms and conditions set forth herein and in the Stock Purchase Agreement together with all rights, benefits and privileges of Assignee thereunder. The Assignee hereby expressly succeeds to, and is substituted for, and may exercise every right and power, and expressly assumes and is liable for every duty and obligation of Assignor and agrees to perform and fulfill all terms, conditions and obligations of Assignor related to the Project Loan Documents arising from and after the effective date hereof. Assignee, however, does not assume any obligation of any amount due and payable prior to the date hereof. The consummation of the sale and assignment transactions contemplated hereby shall be effected as of the date hereof (the "Closing"). The sale, transfer and assignment of the Rights and the
 -------

Project Loan Documents hereunder is and shall be without recourse, representation or warranty of any kind whatsoever, except as contained in
Section 4 of the Stock Purchase Agreement.

     2.   Governing Law; CONSENT TO JURISDICTION.
          --------- ---- ------- -- ------------

          (a) The validity and construction of this Agreement shall be governed by the internal laws (and not the choice-of-law rules, other than Section 5-1401 of the New York General Obligations Law) of the State of New York.

          (b) THE PARTIES AGREE THAT ANY SUIT BASED UPON OR ARISING OUT OF THIS AGREEMENT OR THE DEALINGS OR THE RELATIONSHIP BETWEEN OR AMONG ASSIGNOR AND ASSIGNEE AND EITHER PARTY'S SUCCESSORS AND ASSIGNS MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR THE FEDERAL COURT OF THE SOUTHERN DISTRICT OF NEW YORK AND CONSENT TO THE NON-EXCLUSIVE JURISDICTION OF SUCH COURT AND TO SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON EITHER PARTY BY MAIL IN THE MANNER SPECIFIED IN SECTION 13.2 OF THE STOCK PURCHASE AGREEMENT. EACH OF ASSIGNEE AND ASSIGNOR HEREBY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT WAS BROUGHT IN AN INCONVENIENT FORUM.

     3.   Entire Agreement. This Agreement, together with the other documents
          ------ ---------
delivered in connection with the Closing, including the Stock Purchase Agreement, set forth the entire agreement and understanding of the parties hereto, and supersede all prior agreements and understandings between the parties hereto with respect to the transactions contemplated hereby. This Agreement shall be binding on, and inure to the benefit of, the parties hereto and their successors and assigns.

     4.   Counterparts. This Agreement may be signed in counterparts, each of
          ------------
which shall be an original and both of which taken together shall constitute one agreement.

     5.   Successors and Assigns. The terms of this Assignment shall be binding
          ---------- --- -------
upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.

     6.   Headings. Section and title headings in this Agreement are for
          --------
descriptive purposes only and shall not control or alter the meaning of this Agreement as set forth in the text.

     IN WITNESS WHEREOF, the undersigned have duly executed this Assignment and Assumption Agreement on the date above first written.


                              KENETECH ENERGY SYSTEMS, INC.

                              By:__________________________________
                              Name:  Michael U. Alvarez
                              Title: President


                              EDISON MISSION ENERGY


                              By:___________________________________
                                 Name:______________________________
                                 Title:_____________________________

                                                                     EXHIBIT A-3

                      ASSIGNMENT AND ASSUMPTION AGREEMENT
                      (Administrative Services Agreement)

     THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (this "Agreement") is dated as of
                                                     ---------
the 23rd day of December, 1998, by and between KES Bermuda, Inc., a Delaware corporation ("Assignor") and EME del Caribe, a Cayman Islands company limited by
              --------
shares ("Assignee").
         --------

     WHEREAS, Assignor is a party to the Administrative Services Agreement, by and between Assignor and EcoElectrica, L.P., a Bermuda exempted limited partnership (the "Obligor") dated as of October 31, 1997 (the "Administrative
                  -------                                      --------------
Services Agreement"), by and between Assignor and the Obligor, pursuant to which
-------- ---------
Assignor receives a fee, plus expense reimbursement in return for providing advisory services to the Obligor;

     WHEREAS, in connection with that certain Stock Purchase and Assignment Agreement, dated as of the date hereof, by and between KENETECH Energy Systems, Inc., a Delaware corporation ("KES"), Assignor, Assignee, Edison Mission Energy, a California corporation ("EME") and KES Puerto Rico, L.P., a Bermuda exempted limited partnership ("KPR") (the "Stock Purchase Agreement"), Assignee is
                      ---         ----- -------- ---------
taking in assignment from Assignor the Administrative Services Agreement, upon the terms and subject to the conditions contained in the Stock Purchase Agreement (defined terms used herein without definition shall have the meaning given thereto in the Stock Purchase Agreement).

     NOW, THEREFORE, in consideration of the premises herein contained and of other good and valuable consideration, and intending legally to be bound thereby, the parties hereby agree as follows:

     1.   Assignment Assumption and Substitution of Rights and Obligations;
          ---------- ---------- --- ------------ -- ------ --- -----------
Closing. Assignor hereby sells, transfers, conveys and assigns to Assignee, and
-------
Assignee hereby purchases and accepts from Assignor, all of Assignor's right, title and interest, in, to, and under the Administrative Services Agreement. The Assignee hereby expressly, succeeds to, and is substituted for, and may exercise every right and power, and expressly assumes and is liable for every duty and obligation of Assignor and agrees to perform and fulfill all terms, conditions and obligations of Assignor related to the Administrative Services Agreement arising from and after the date hereof. Assignee, however does not assume any obligations of any amount due and payable related to the Administrative Services Agreement, arising prior to the date hereof. The consummation of the sale and assignment transactions contemplated hereby shall be effected as of the date hereof.

     2.   Governing Law; CONSENT TO JURISDICTION.
          --------- ---- ------- -- ------------

          (a) The validity and construction of this Agreement shall be governed by the internal laws (and not the choice-of-law rules other than Section 5-1401 of the new York General Obligations Law) of the State of New York.

          (b) THE PARTIES AGREE THAT ANY SUIT BASED UPON OR ARISING OUT OF THIS AGREEMENT OR THE DEALINGS OR THE RELATIONSHIP BETWEEN OR AMONG ASSIGNOR AND ASSIGNEE AND EITHER PARTY'S SUCCESSORS AND ASSIGNS MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR THE FEDERAL COURT OF THE SOUTHERN DISTRICT OF NEW YORK AND CONSENT TO THE NON-EXCLUSIVE JURISDICTION OF SUCH COURT AND TO SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON EITHER PARTY BY MAIL IN THE MANNER SPECIFIED IN SECTION 13.2 OF THE STOCK PURCHASE AGREEMENT. EACH OF ASSIGNEE AND ASSIGNOR HEREBY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT WAS BROUGHT IN AN INCONVENIENT FORUM.

     3.   Entire Agreement. This Agreement, together with the other documents
          ------ ---------
delivered in connection with the Closing, including the Stock Purchase Agreement, set forth the entire agreement and understanding of the parties hereto, and supersede all prior agreements and understandings between the parties hereto with respect to the transactions contemplated hereby. This Agreement shall be binding on, and inure to the benefit of, the parties hereto and their successors and assigns.

     4.   Counterparts. This Agreement may be signed in counterparts, each of
          ------------
which shall be an original and both of which taken together shall constitute one agreement.

     5.   Successors and Assigns. The terms of this Assignment shall be binding
          ---------- --- -------
upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.

     6.   Headings. Section and title headings in this Agreement are for
          --------
descriptive purposes only and shall not control or alter the meaning of this Agreement as set forth in the text.

     IN WITNESS WHEREOF, the undersigned have duly executed this Assignment and Assumption Agreement on the date above first written.


                                      KES BERMUDA, INC.

                                      By:________________________________
                                      Name:  Michael U. Alvarez
                                      Title: President


                                      EME DEL CARIBE


                                      By:________________________________
                                      Name:  Michael P. Childers
                                      Title: Director

                                                                       Exhibit B


                     [LETTERHEAD OF KENETECH APPEARS HERE]

                           CONFIDENTIALITY AGREEMENT
                           -------------------------


                                April __, 1998

Edison Mission Energy
18101 Van Karman Avenue, Suite 1700
Irvine, California 92715-1046

Attention:  Michael Childers, Vice President

          In connection with your consideration of a possible transaction involving KENETECH Energy Systems, Inc., a Delaware corporation, and/or an affiliate or subidiary thereof (collectively, the "Company"), you are being furnished with confidential information regarding the Company and EcoElectrica, L.P., a Bermuda limited partnership ("Eco"), and you may be furnished with additional information by the Company or by its representatives or agents in connection with such potential transaction.

          As a condition to your being furnished with such information, you agree to treat any information concerning the Company and Eco and their affiliates which is furnished to you by or on behalf of the Company, whether furnished before or after the date of this letter and regardless of the manner in which it is furnished, together with analyses, compilations, studies or other documents or records prepared by you or any of your directors, officers, employees, agents or advisors (including, without limitation, attorneys, accountants, consultants, bankers, financial advisors and any representatives of your advisors) (collectively, "Representatives") to the extent that such analysis, compilations, studies, documents or records contain or otherwise reflect or are generated from such information (hereinafter collectively referred to as the "Evaluation Material"), in accordance with the provisions of this agreement. The Term "Evaluation Material" does not include information which (i) was or becomes generally available to the public other than as a result of a disclosure by you or your Representatives, (ii) was or becomes available to you on a non-confidential basis from a source other than the Company or its advisors provided that such source is not known to you to be bound by a confidentiality agreement with the Company or otherwise prohibited from transmitting the information to you by a contractual, legal or fiduciary obligation or (iii) was within your possession prior to its being furnished to you by or on behalf of the Company, provided that the source of such information was not bound by a confidentiality agreement with the Company or otherwise prohibited from transmitting the information to you by a contractual, legal or fiduciary obligation.

          You hereby agree that the Evaluation Material will be used solely for the purpose of evaluating a possible transaction between the Company and you, and that such information will be kept confidential by you and your Representatives and you will not permit such information to be discussed, furnished or disclosed to any person other than as provided herein; provided, however, that any of such information may be disclosed to your Representatives who need to know such information for the purpose of evaluating any such possible transaction between the Company and you (it being understood that each of such Representatives shall have been advised of and furnished a copy of this agreement and shall have agreed to be bound by the provisions hereof). Notwithstanding the foregoing, you hereby agree that you will not disclose any of the Evaluation Material or otherwise consult with legal counsel or advisors primarily based or located in Puerto Rico (other than with our express written permission) until such time as you are notified by us in writing that you have been included on a short list of bidders. You also agree not to disclose any of the Evaluation Material to any counsel or other advisor unless such counsel or other advisor has been approved by us in writing. In any event, you shall be responsible for any breach of this agreement by any of your Representatives and you agree, at your sole expense, to take all reasonable measures (including but not limited to court proceedings) to restrain your Representatives from prohibited or unauthorized disclosure or use of the Evaluation Material, and agree that we may do likewise.

          In addition, without the prior written consent of the Company, you will not, and will direct your Representatives not to, disclose to any person
(i) that the Evaluation Material has been made available, to you or your Representatives, (ii) that discussions or negotiations are taking place concerning a possible transaction between the Company and you or (iii) any terms, conditions, suggested price range or other facts with respect to any such possible transaction, including the status thereof.

          You agree not to arrange, participate in or conduct any meeting or substantive discussions regarding the Company or Eco or any of the Evaluation Material with representatives of the Puerto Rico Electric Power Authority or any other Puerto Rican governmental agency or authority prior to being notified in writing by us that you have been included on a short list of bidders and to notify us of any such meeting or substantive discussion so that we may have a representative present. You agree not to disclose in any such meeting or discussions any of the Evaluation Material. You agree not to arrange, participate in or conduct any meeting or substantive discussions regarding the Company or Eco with representatives of Enron Corp. or any of its affiliates or subsidiaries without our prior written consent and you agree to notify us of the substance of any such meeting or discussion.

          You agree that you will not initiate discussions with any person other than the Company relating to the purchase of any direct or indirect interest of such person in EcoElectrica, L.P. until such time as either of us notifies the other that it no longer desires to pursue a transaction. You agree that you will not initiate discussions With Enron Corp. or any of its affiliates or subsidiaries relating to the purchase of any of their respective direct or indirect interest in EcoElectrica, L.P. until the earlier of June 30, 1999 or the date on which we notify you in writing that the Company has sold its interest in Eco.

          In the event that you are requested or required (by oral questions, interrogatories, requests for information or documents, subpoena, civil investigative demand or other process) to disclose any Evaluation Material, it is agreed that you will provide the Company with prompt written notice of any such request or requirement so that the Company may seek an appropriate protective order or waive your compliance with the provisions of this agreement. If, failing the entry of a protective order or the receipt of a waiver hereunder, you are, in the opinion of your counsel, compelled to disclose. Evaluation Material, you may disclose that portion of the Evaluation Material, which the Company's counsel advises that you are compelled to disclose and will exercise reasonable efforts to obtain assurance that confidential treatment will be accorded to that portion of the Evaluation Material which is being disclosed In any event, you will not oppose action by the Company to obtain an appropriate protective order or other reliable assurance that confidential treatment will be accorded the Evaluation Material.

          You understand and acknowledge that any and all information contained in the Evaluation Material is being provided without any representation or warranty, express or implied, as to the accuracy or completeness of the Evaluation Material on the part of the Company or the Advisor. You agree that none of the Company, the Advisor or any of their respective affiliates or representatives shall have any liability to you or any of your Representatives. It is understood that the scope of any representations and warranties to be given by the

Company will be negotiated along with other terms and conditions in arriving at a mutually acceptable form of definitive agreement should discussions between you and the Company progress to such a point.

          In consideration of the Evaluation Material being furnished to you, you hereby further agree that, without the prior written consent of the Board of Directors of the Company, for a period of one year from the date hereof, neither you nor any of your affiliates (as such term is defined in Rule 12b-2 of the Securities and Exchange Act of 1934, as amended), acting alone or as part of a group, will acquire or agree to acquire, directly or indirectly, by purchase or otherwise, any voting securities or securities convertible into voting securities of the Company, or otherwise seek to influence or control, in any manner whatsoever (including proxy solicitation or otherwise), the management or policies of the Company. All Evaluation Material disclosed by the Company shall be and shall remain the property of the Company. In the event that the parties do not proceed with the transaction which is the subject of this letter within a reasonable time, or within five days after being so requested by the Company, you shall return or destroy all documents thereof furnished to you by the Company. Except to the extent a party is advised in writing by counsel that such destruction is prohibited by law, you will also destroy all written material, memoranda, notes, copies, excerpts and other writings or recordings whatsoever prepared by you or your Representatives based upon, containing or otherwise reflecting any Evaluation Material. Any destruction of materials shall be verified by you in writing and signed by one of your officers. Any Evaluation Material that is not returned or destroyed, including without limitation, any oral Evaluation Material, shall remain subject to the confidentiality obligations set forth in this agreement.

          You agree that unless and until a definitive agreement regarding a transaction between the Company and you has been executed, neither the Company nor you will be under any legal obligation of any kind whatsoever with respect to such a transaction by virtue of this agreement except for the matters specifically agreed to herein. You further acknowledge and agree that the Company reserves the right, in its sole discretion, to reject any and all proposals made by you or any of your Representatives with regard to a transaction between the Company and you, and to terminate discussions and negotiations with you at any time. It is understood and agreed that money damages would not be a sufficient remedy for any breach of this agreement and that the Company shall be entitled to specific performance and injunctive or other equitable relief as a remedy for any such breach and you further agree to waive any requirement for the security or posting of any bond in connection with such remedy. Such remedy shall not be deemed to be the exclusive remedy for breach of this agreement but shall be in addition to all other remedies available at law or equity to the Company.

          In the event of litigation relating to this agreement, if a court of competent jurisdiction determines in a final, non-appealable order that a party has breached this agreement, then such party shall be liable and pay to the non-breaching party the reasonable legal fees such non-breaching party has incurred in connection with such litigation including any appeal therefrom.

          You are aware, and will advise your Representatives who are informed of the matters that are the subject of this agreement of the restrictions imposed by the United States securities laws on the purchase or sale of securities by any person who has received material, non-public information from the issuer of such securities and on the communication of such information to any other person when it is reasonably foreseeable that such other person is likely to purchase or sell such securities in reliance upon such information.

          You acknowledge that you have received the attached copy of Article 17 of the LNG Sales Contract between Cabot LNG Corporation and EcoElectrica, L.P. and agree, on behalf of yourself and each employee to whom you make disclosures of the Confidential Information (as defined in such Article 17), to notify each recipient of, and to abide by, the provisions of such Article 17.

          This agreement is for the benefit of the Company and the advisor and shall be governed and construed in accordance with the laws of the State of New York, without regard to its conflicts of law principles. This agreement may not be assigned by operation of law or otherwise. Your obligations under this agreement shall expire three years from the date hereof, except as otherwise explicitly stated above. Following the consummation of a transaction between the Company and you, the terms of this agreement may be enforced directly by either the Company or EcoElectrica, L.P., a Bermuda limited partnership, which shall after such event be deemed a third party beneficiary of this agreement.

          This agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement. Please confirm that the foregoing is in accordance with your understanding of our agreement by signing and returning to us a copy of this letter.

                                             Very truly yours,


                                             KENETECH Energy Systems Inc.


                                             By: /s/ Michael U. Alvarez
                                                ------------------------------
                                             Name:   Michael U. Alvarez
                                             Title:  President


ACCEPTED AND AGREED:

EDISON MISSION ENERGY



By: /s/ Michael P. Childers
   ----------------------------
Name:   Michael P. Childers
Title:  Vice President

                                                                      Exhibit to
                                                                      ----------
                                                       Confidentiality Agreement
                                                       -------------------------


                              LNG SALES CONTRACT
                              ------------------
                         ARTICLE 17 - CONFIDENTIALITY
                         ----------------------------


     Except as provided below, information or documents which come into the possession of one Party from the other Party in connection with the negotiation or performance of this Contract (including this Contract or any summary or description thereof) ("Confidential Information") may not be communicated or otherwise disclosed to third parties without mutual written agreement of the Parties. However, either Party shall have the right to disclose such information or documents:

(a) to its direct or indirect shareholders (or partners); to Atlantic LNG and its direct and indirect shareholders; to legal counsel, accountants, other professional consultants (collectively "Consultants") for either party or for the parents or owners of a Party, provided, in the case of Consultants, such disclosure is solely to further the purpose for which such persons were engaged;

(b) to (1) underwriters or providers (or prospective providers) of finance or equity capital or (2) purchasers (and prospective purchasers) of significant equity interests in (or interests in assets of) either Party or the parents, owners of subsidiaries of a Party (and to such person's Consultants) provided
(i) such disclosure is solely to further the purpose for which such persons were engaged, (ii) in the case of purchasers (or prospective purchasers) that the material to be disclosed is submitted in advance to the non-disclosing Party for its consent that such material is not misleading, and (iii) no such disclosure may be made to any persons identified by the non-disclosing Party to the extent the non-disclosing Party reasonably believes such disclosure would have a material adverse impact on the competitive position of such Party and so informs the other Party;

(c) if required by any order of court or any law, rule, regulation, or directive of any governmental agency or entity with jurisdiction over a Party or an affiliate of such Party and having authority to require such disclosure in accordance with that authority or pursuant to the rules of any recognized stock exchange or agency established in connection therewith; and

(d) to the extent any such information or document has entered the public domain other than through the fault or negligence of the Party making the disclosure or by those to whom it previously made disclosures hereunder.

     In the case of disclosures under (a) or (b) above, such disclosures can only be made if the recipient of the information executes the following acknowledgment: "The undersigned has received the attached copy of Article 17 of the LNG Sales Contract between Cabot LNG Corporation and EcoElectrica L.P. and agrees, on behalf of itself and each employee to whom it makes disclosures of the Confidential Information. to notify each recipient of, and to abide by, the provisions of such Article 17."

                                                                       EXHIBIT C


                               WAIVER AGREEMENT

     This Waiver Agreement (this "Agreement") is made as of December 23, 1998, by and among EcoElectrica, L.P. ("ECOELECTRICA"), the Puerto Rico Electric Power Authority ("PREPA"), Enron Development Corp. ("ENRON"), KENETECH Energy Systems, Inc. ("KES") and Edison Mission Energy ("EME"). Capitalized terms used herein have the same meanings given in the PPOA (as defined below), unless the context otherwise requires.

     WHEREAS: EcoElectrica and PREPA have entered into that certain Power Purchase and Operating Agreement, dated as of March 10, 1995, as amended by Amendment No. 1 to Power Purchase and Operating Agreement, dated as of October 31, 1997 (as amended, the "PPOA");

     WHEREAS: KES intends to transfer its indirect interest in EcoElectrica (the "KES INTEREST") to a subsidiary of EME (EME and/or its subsidiaries, "MISSION");

     WHEREAS: Section 2.3(c) and Article 23 of the PPOA contains certain requirements regarding Qualifying Facility status;

     WHEREAS: EcoElectrica has received an order from FERC (and has filed notices of self-certification) to the effect that the Facility is a Qualifying Facility, based on the technical characteristics of the Facility and the current indirect ownership in EcoElectrica by KES (50%) and affiliates of Enron (50%);

     WHEREAS:  The regulations promulgated pursuant to PURPA (18 C.F.R.
Section 292.206) limit the ownership of a qualifying facility by a person primarily engaged in the generation or sale of electric power (i.e., an electric utility or utilities, or an electric utility holding company, or companies, or any combination thereof) to no more than 50% of the equity interest in a qualifying facility (the "Utility Ownership Level");

     WHEREAS: EcoElectrica has requested, at the request of Mission and PREPA has agreed, to grant EcoElectrica pursuant to the terms of this Agreement, a limited waiver of the provisions of Section 2.3(c) and Article 23 of the PPOA as set forth below;

     NOW THEREFORE, in consideration of the payment to PREPA of the sum of $29,275,000 and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the undersigned and PREPA acknowledge and agree as follows:

     1.  Limited Waiver. PREPA hereby grants a waiver of any requirement that
         --------------
         EcoElectrica have, achieve, maintain or reobtain status as a Qualifying Facility under Section 2.3(c) and Article 23 of the PPOA for the duration of EME's direct or indirect ownership of the KES Interest, provided that the sole reason for the non-existence of such status is the failure to comply with the Utility Ownership Level. PREPA also hereby forgoes, waives and agrees not to assert any right to declare any claim or default under or breach of the

         PPOA, to the extent that such claim or default or breach results solely from EcoElectrica's failure to have, achieve, reobtain, obtain or maintain Qualifying Facility status due to EME's ownership of the KES interest and the subsequent failure to comply with the Utility Ownership Level. This limited waiver shall be effective following PREPA's receipt of the $29,275,000 payment set forth in this letter agreement, in full, in United States dollars, from Mission.

     2.  Limited Indemnity. EME hereby agrees to hold PREPA harmless and to
         -----------------
         indemnify PREPA against any actual, direct loss, damage, cost, expense or liability (including reasonable attorneys' fees) resulting solely from any attempt by KENETECH Corporation or any of its affiliates, or any creditor or shareholder of KENETECH Corporation or any of its affiliates, pursuant to this Agreement to invalidate or otherwise unwind the transfer of consideration by Mission to PREPA for the waiver granted by PREPA pursuant to this Agreement, within the applicable state statute of limitations following the date of execution and delivery of this Agreement ("Kenetech Creditor Claim"). Notwithstanding anything in this Agreement to the contrary, EME's obligation to indemnify PREPA shall in no event exceed the value paid for this waiver by Mission pursuant to Section 1, and EME's obligations under this paragraph shall expire and terminate without any action by any person, in the event that no such Kenetech Creditor Claim is raised. The waiver granted under Section 1 shall remain in full force and effect during any contest or proceeding with respect to any KENETECH Creditor Claim, and provided that EME satisfies its indemnity obligations hereunder, from and after satisfaction of any KENETECH Creditor Claim. PREPA shall promptly notify EME of any claim as to which indemnification is sought under this Section 2. Promptly after EME receives notification of such claim (and in no event later than the 30/th/ day following EME's receipt of notice of such claim), EME shall notify PREPA whether it believes such claim to be covered by the indemnity set forth in this
         Section 2, and if so, whether it intends to pay, object to, comprise or defend any matter involving the asserted liability of PREPA.

         EME shall have the right to investigate, and the right in its sole discretion to defend, settle or compromise, any claim for which indemnification is sought under this Section to the extent that such claim does not exceed the maximum indemnification amount set forth in this Section. If EME elects to defend, settle or compromise any such asserted claim it shall do so at its own expense and by counsel selected by it and reasonably acceptable to PREPA. Upon EME's election to defend, settle or compromise any such claim and notification to PREPA of its intent to do so, EME shall be entitled to control the defense, settlement or compromise thereof. PREPA shall cooperate with EME in good faith and comply with all reasonable requests of EME in connection therewith, at EME's expense. Where EME undertakes the defense with respect to a claim, no additional legal fees or expenses of PREPA in connection with the defense of such claim shall be indemnified by EME hereunder unless such fees or expenses are incurred at the request of EME and except for reasonable fees and expenses incurred prior to EME's election to defend such claim.

         If, after due notice thereof from PREPA, EME fails to acknowledge or denies that any such claim is one for which it is obligated to indemnify, then PREPA may pay, settle, compromise, defend or take any such action it may reasonably deem necessary with respect to such asserted claim without affecting in any way PREPA's right to claim indemnification from EME under this Section. EME shall be entitled to participate at its own expense in any such proceeding controlled by PREPA and shall be kept informed of the status of such proceeding by PREPA.

         PREPA shall not enter into or agree to any settlement of any claim for which indemnity is provided hereunder without EME's prior written consent, unless PREPA waives any indemnification by EME in respect thereof. PREPA may participate at its own expense in any defense, settlement, compromise or proceeding controlled by EME, provided that PREPA's participation does not, in the opinion of counsel appointed by EME to conduct such proceedings, interfere with such control. In the event PREPA receives any refund, reimbursement or other payment, in whole or in part, with respect to any amount paid by EME hereunder, it shall segregate the same from its own funds and immediately pay the amount so received to EME.

         To the extent a claim against PREPA for which indemnification is sought under this Section exceeds the maximum indemnification amount provided for in this Section: (i) PREPA may oppose such claim without EME's consent or approval; (ii) EME shall consult with and seek PREPA consent prior to finalizing any settlement or resolution in which an amount in excess of such maximum indemnification amount is payable; and (iii) EME and PREPA agree to consult and cooperate with each other in good faith with regard to such claim.

         PREPA agrees that it shall not at any time take any action, and it shall actively oppose any attempt by others, to challenge the validity or enforceability of the limited waiver by PREPA contemplated by
         Section 1, so long as (a) the payment by Mission pursuant to Section 1 is made and is not invalidated or rescinded, and (b) EME does not breach its indemnification obligations pursuant to Section 2.

     3.  No Liability. Each of the undersigned acknowledges and agrees that
         ------------
         EcoElectrica has requested that PREPA grant the waiver set forth in
         Section 1 above, that such waiver is satisfactory and is responsive to such request. Each of the undersigned (other than PREPA) agrees that it will under no circumstances hold PREPA or its officers, directors, agents, advisors, employees, parent, subsidiaries, or affiliates, or their officers, directors, agents, advisors or employees ("PREPA Related Entities") liable or responsible in any way for performing any actions or exercising any rights pursuant to this Agreement, including granting the waiver and receiving the payment, or hold PREPA or any PREPA Related Entities or any other party liable in any way for any consequences suffered by the undersigned due to performance of such actions or exercise of such rights; provided, however, that the foregoing shall in no way be deemed to waive or release any claim arising from a breach of the representations, warranties or acknowledgments contained in Sections 7 or 10 of this Agreement, any claim arising from any other breach of this Agreement or any other right of any signatory arising under the terms and conditions of this Agreement.

     4.  Other Provisions of the PPOA. Except to the extent set forth herein,
         ----------------------------
         the PPOA remains in full force and effect and is hereby ratified and confirmed in all respects; provided however, the foregoing ratification and confirmation shall not be deemed a waiver of any rights any party may hereto have under the PPOA.

     5.  Governing Law. This Agreement shall be governed by the laws of the
         -------------
         Commonwealth of Puerto Rico.

     6.  Dispute Resolution. Any dispute relating to the subject matter of this
         ------------------
         Agreement shall be resolved in the manner contemplated in the PPOA with respect to disputes arising thereunder.

     7.  Authority. Each of the undersigned and PREPA represents and warrants to
         ---------
         the other that the execution and delivery of this Agreement by such party: (a) has been authorized by all necessary corporate or partnership action, as the case may be, of such party, and this Agreement is a legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms; (b) does not conflict with or result in a breach of (i) any provision of its organizational or governance documents or (ii) any other agreement or instrument binding on it or its properties; and (c) does not require any consent or approval from any governmental authority or other person or entity which has not been obtained prior to the date hereof.

     8.  No Bankruptcy Court Approval Required for KES or KES Affiliates. KES
         ---------------------------------------------------------------
         hereby represents and warrants to PREPA and to Mission that the execution and delivery of this Agreement and other transactions relating to the transfer of the KES Interest by KES do not require any approval or consent from any bankruptcy or insolvency court, and will not constitute a breach of its obligations under that certain Settlement Agreement and Release dated as of May 13, 1998, among KES, KENETECH Windpower, Inc., the Official

         Unsecured Creditors' Committee of KWI, and certain other parties named therein.

     9.  Payoff of Noteholders. KES hereby represents and warrants to PREPA and
         ---------------------
         to Mission that concurrently with the execution and delivery of this Agreement by KES, the noteholders under that certain Indenture, dated as of December 28, 1992, by and between KENETECH Corporation and Bank of New York (as successor trustee for Meridian Trust Company of California) shall be paid from or payment shall be provided for out of the proceeds from the disposition of the KES Interest at the closing for the transfer thereof.

     10. Miscellaneous. This Agreement shall bind and be for the benefit of the
         -------------
         parties hereto and their respective successors, affiliates and assigns. The waiver set forth in this Agreement is limited to the transaction described in this Agreement and may not be relied upon by any other person or entity other than the parties hereto and their respective successors, affiliates and assigns. It may be signed in separate counterparts. Other than any invalidity or rescission of the payment from Mission to PREPA as a result of a KENETECH Creditor Claim for which EME does not indemnify PREPA in accordance with Section 2, if any term or provision of this Agreement, or the application thereof to any person or circumstance, shall, to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Agreement shall be valid and be enforceable to the fullest extent permitted by law. The captions in this Agreement are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope of this Agreement or the scope or content of any of its provisions. This Agreement may not be modified except by a written agreement duly executed by all parties. The parties acknowledge that Mission has agreed to purchase the KES Interest in reliance, among other things, on the acknowledgments and agreements set forth in this Agreement; provided, however that no party hereto other than Mission or KES shall have any liability under the agreements by which Mission agrees to acquire the KES Interest. Each of the undersigned acknowledges that it has no objection to such purchase. PREPA acknowledges that EcoElectrica, its affiliates, and Mission will continue to rely on these waivers for the duration of Mission's ownership of an interest in EcoElectrica and the PPOA.

IN WITNESS WHEREOF, the undersigned have duly caused this Agreement to be executed and delivered as of the day and year first above written.


                                       PUERTO RICO ELECTRIC POWER
                                       AUTHORITY


                                       By: __________________________
                                       Title: _______________________


                                       ECOELECTRICA, L.P.


                                       By:  ECOELECTRICA, LTD.,
                                            its General Partner

                                            By: ________________________________
                                            Title: Class B Authorized Signatory
                                                   -----------------------------


                                            By: ________________________________
                                            Title: Class B Authorized Signatory
                                                   -----------------------------


                                       ENRON DEVELOPMENT CORP.


                                       By: __________________________
                                       Title: _______________________


                                       KENETECH ENERGY SYSTEMS, INC.


                                       By: __________________________
                                       Title: _______________________


                                       EDISON MISSION ENERGY


                                       By: __________________________
                                       Title: _______________________